Exhibit 4(a)

ENTERGY ARKANSAS, INC.

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(successor to Guaranty Trust Company of New York)

AND

STANLEY BURG

(successor to Henry A. Theis)

AND

(as to property, real or personal, situated or being in Missouri)

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION

(successor to Marvin A. Mueller)

As Trustees under Entergy Arkansas, Inc.'s Mortgage and Deed of Trust,
Dated as of October 1, 1944

___________________________

SIXTY-SIXTH SUPPLEMENTAL INDENTURE

Providing among other things for
First Mortgage Bonds, Pollution Control Series F (Seventy-third Series)

__________________________

Dated as of June 1, 2006

SIXTY-SIXTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of June 1, 2006, between ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a New York banking corporation, whose post office address is 60 Wall Street, MS NYC 60-2710, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), and STANLEY BURG (successor to Henry A. Theis) (hereinafter sometimes called the "Co-Trustee"), and (as to property, real or personal, situated or being in Missouri) THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION (successor to Marvin A. Mueller), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256 (said The Bank of New York Trust Company, National Association being hereinafter sometimes called the "Missouri Co-Trustee," and the Corporate Trustee, the Co-Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Sixty-sixth Supplemental Indenture") being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen's National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Trust Company of Missouri merged into BNY Missouri Interim Trust Company, National Association, and by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Missouri Interim Trust Company, National Association, merged into The Bank of New York Trust Company, National Association; and

WHEREAS, by the Sixty-third Supplemental Indenture mentioned below, the Company, the Corporate Trustee, Stanley Burg, as Co-Trustee, and The Bank of New York Trust Company, National Association, as Missouri Co-Trustee, appointed Jeffrey Schroeder to serve as a Missouri Co-Trustee under the Mortgage, and Jeffrey Schroeder accepted such appointment; and

WHEREAS, by an instrument effective as of February 28, 2005, Jeffrey Schroeder resigned as a Missouri Co-Trustee; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948
Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954
Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972
Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991
Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002
Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003
Sixty-first Supplemental Indenture	June 15, 2003
Sixty-second Supplemental Indenture	October 1, 2004
Sixty-third Supplemental Indenture	January 1, 2005
Sixty-fourth Supplemental Indenture	March 1, 2005
Sixty-fifth Supplemental Indenture	May 1, 2005

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming, as applicable; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None
7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8 % Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8 % Series due 2003	40,000,000	None
8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None
13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	None
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	None
6.65% Series due August 1, 2005	115,000,000	None
6 % Series due October 1, 2003	155,000,000	None
7 % Series due October 1, 2023	175,000,000	None
Pollution Control Series C	20,319,000	20,319,000
Pollution Control Series D	9,586,400	9,586,400
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72 % Series due March 1, 2003	100,000,000	None
6 1/8 % Series due July 1, 2005	100,000,000	None
6.70% Series due April 1, 2032	100,000,000	100,000,000
6.00% Series due November 1, 2032	100,000,000	100,000,000
5.40% Series due May 1, 2018	150,000,000	150,000,000
5.90% Series due June 1, 2033	100,000,000	100,000,000
5% Series due July 1, 2018	115,000,000	115,000,000
6.38% Series due November 1, 2034	60,000,000	60,000,000
5.66% Series due February 1, 2025	175,000,000	175,000,000
5% Pollution Control Series E	45,000,000	45,000,000
4.50% Series due June 1, 2010	100,000,000	100,000,000

which bonds are also hereinafter sometimes called bonds of the First through Seventy-second Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds, hereinafter referred to as bonds of the Seventy-third Series, unless the context otherwise requires, and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixty-sixth Supplemental Indenture, and the terms of the bonds of the Seventy-third Series, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Trust Company, National Association (as to property, real or personal, situated or being in Missouri) and Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-sixth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-sixth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Sixty-sixth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Trust Company, National Association (as to property, real or personal, situated or being in Missouri), and unto Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-sixth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

  ARTICLE I

SEVENTY-THIRD SERIES OF BONDS

  There shall be a series of bonds designated "Pollution Control Series F" (herein sometimes called the "Seventy-third Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventy-third Series (which shall be initially issued in the aggregate principal amount of $56,378,000) shall mature on October 1, 2017, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided, and the principal of, and to the extent permitted by the Mortgage, interest on any overdue principal of, each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

(I) Form of Bonds of the Seventy-third Series

The Bonds of the Seventy-third Series, and the Corporate Trustee's authentication certificate to be executed on the Bonds of the Seventy-third Series, shall be in substantially the following forms, respectively:

[FORM OF BOND OF SEVENTY-THIRD SERIES]

(TEMPORARY REGISTERED BOND)

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of June 1, 2006 (the "Trust Indenture"), between Jefferson County, Arkansas (the "Issuer") relating to its Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2006 (the "Series 2006 Bonds") and Simmons First Trust Company, National Association, as trustee (the "Trust Indenture Trustee").

ENTERGY ARKANSAS, INC.

FIRST MORTGAGE BOND

Pollution Control Series F

No. TR-1

ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas (the "Company"), for value received, hereby promises to pay to Simmons First Trust Company, National Association, or registered assigns, on October 1, 2017 at the office or agency of the Company in the Borough of Manhattan, The City of New York,

FIFTY SIX MILLION THREE HUNDRED SEVENTY EIGHT THOUSAND DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, without interest until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal at the rate of 6% per annum.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Pollution Control Series F, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Sixty-sixth Supplemental Indenture dated as of June 1, 2006, called the Mortgage), dated as of October 1, 1944, executed by the Company to Guaranty Trust Company of New York (Deutsche Bank Trust Company Americas, successor) (hereinafter sometimes called the "Corporate Trustee"), and Henry A. Theis (Stanley Burg, successor) and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Bank of New York Trust Company, National Association, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

This bond is not transferable except to any successor trustee under the Trust Indenture, any such transfer to be made in the manner prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days immediately preceding any interest payment date for bonds of said series, or immediately preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

The bonds of this series are subject to redemption as provided in the Sixty-sixth Supplemental Indenture.

The bonds of this series have been issued in order to evidence in part the obligation of the Company to make certain payments under the Loan Agreement, dated as of June 1, 2006, between the Issuer and the Company.

The obligation of the Company to make any payment of the principal of or interest on the bonds of this series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Trust Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or interest on the Series 2006 Bonds.

The Trustees may conclusively presume that the obligation of the Company to pay the principal of and interest on the bonds of this series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the Trust Indenture Trustee, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Series 2006 Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

The Trustees may conclusively presume that no redemption of bonds of this series is required unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the Trust Indenture Trustee signed by its President, a Vice President or a Trust Officer, stating that the Series 2006 Bonds have become immediately due and payable pursuant to Section 8.02 of the Trust Indenture, upon the occurrence of an Event of Default under Section 8.01 (a), (b) or (d) of said Trust Indenture (a default by the Issuer in the performance or observance of any covenants, agreements or conditions (other than payment covenants) in the Trust Indenture or the Series 2006 Bonds will not result in an obligation of the Company to redeem the bonds of this series), or that the Series 2006 Bonds are to be redeemed pursuant to Article III of the Trust Indenture and specifying the date fixed for the redemption and the principal amount thereof. Said notice shall also contain a waiver of notice under the Mortgage of such redemption by the Trust Indenture Trustee, as the holder of all the bonds of this series then Outstanding.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall be construed in accordance with and governed by the laws of the State of New York.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by her signature or a facsimile thereof, on June 13, 2006.

                                                                                                                                                                            ENTERGY ARKANSAS, INC.

                                                                                                                                                                            By
                                                                                                                                                                            Steven C. McNeal
                                                                                                                                                                            Vice President and Treasurer

Attest:

Dawn Abuso
Assistant Secretary

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                                                                                                                                                            DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                                                                                                                                                            as Corporate Trustee

                                                                                                                                                                                    By ________________________
                                                                                                                                                                                         Authorized Officer

(II) The bonds of the Seventy-third Series shall be issued in the aggregate principal amount of $56,378,000 and delivered to, and registered in the name of and held by, Simmons First Trust Company, National Association (hereinafter the "Trust Indenture Trustee"), the trustee under the Trust Indenture, dated as of June 1, 2006 (the "Trust Indenture") between Jefferson County, Arkansas (the "Issuer"), the issuer of the Pollution Control Revenue Refunding Bonds (Entergy Arkansas, Inc. Project) Series 2006 (hereinafter the "Series 2006 Bonds"), in order to evidence in part the Company's obligation to make certain payments under the Loan Agreement dated as of June 1, 2006, between the Issuer and the Company.

The obligation of the Company to make any payment of principal of or interest on the bonds of the Seventy-third Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Trust Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or interest on the Series 2006 Bonds. The Trustees may conclusively presume that the obligation of the Company to pay the principal of or interest on the bonds of the Seventy-third Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the Trust Indenture Trustee, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Series 2006 Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

(III) In the event that any Series 2006 Bonds outstanding under the Trust Indenture shall become immediately due and payable pursuant to Section 8.02 of the Trust Indenture upon the occurrence of an Event of Default under Section 8.01 (a), (b) or (d) of the Trust Indenture, all bonds of the Seventy-third Series then Outstanding shall be redeemed by the Company, on the date such Series 2006 Bonds shall have become immediately due and payable, at a redemption price of 100% of the principal amount thereof. A default by the Issuer in the performance or observance of any covenants, agreements or conditions (other than payment covenants) in the Trust Indenture or the Series 2006 Bonds will not result in an obligation of the Company to redeem the bonds of the Seventy-third Series.

In the event that any Series 2006 Bonds are to be redeemed pursuant to Article III of the Trust Indenture, bonds of the Seventy-third Series, in a principal amount equal, as nearly as practicable, to the sum of (i) the principal amount of such Series 2006 Bonds being redeemed and (ii) eight-twelfths (8/12) of the annual interest due on such Series 2006 Bonds being redeemed, shall be redeemed by the Company, on the date fixed for redemption of such Series 2006 Bonds, at a redemption price of 100% of the principal amount thereof.

The Trustees may conclusively presume that no redemption of bonds of the Seventy-third Series is required pursuant to this subsection (III) unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the Trust Indenture Trustee signed by its President, a Vice President or a Trust Officer, stating that the Series 2006 Bonds have become immediately due and payable pursuant to Section 8.02 of the Trust Indenture upon the occurrence of an Event of Default under Section 8.01 (a), (b) or (d) of the Trust Indenture, or that the Series 2006 Bonds (or any portion thereof) are to be redeemed pursuant to Article III of the Trust Indenture and specifying the date fixed for the redemption and the principal amount thereof. Said notice shall also contain a waiver of notice under the Mortgage of such redemption by the Trust Indenture Trustee, as the holder of all the bonds of the Seventy-third Series then Outstanding.

(IV) The Company hereby waives its right to have any notice of redemption pursuant to subsection (III) of this Section 1 state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such Section shall not be conditional

(V) At the option of the registered owner, any bonds of the Seventy-third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Seventy-third Series shall not be transferable except to any successor trustee under the Trust Indenture, and any such transfer shall be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Seventy-third Series.

Upon the delivery of this Sixty-sixth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Seventy-third Series for the aggregate principal amount of $56,378,000.

ARTICLE II

MISCELLANEOUS PROVISIONS

  Subject to the amendments provided for in this Sixty-sixth Supplemental Indenture, the terms defined in the Mortgage and the First through Sixty-fifth Supplemental Indentures shall, for all purposes of this Sixty-sixth Supplemental Indenture, have the meanings specified in the Mortgage and the First through Sixty-fifth Supplemental Indentures.

  The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Sixty-fifth Supplemental Indentures set forth and upon the following terms and conditions:

  The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-sixth Supplemental Indenture.

  Whenever in this Sixty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

  Nothing in this Sixty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Sixty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

  This Sixty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

  This Sixty-sixth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and STANLEY BURG has hereunto set his hand and affixed his seal, and THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Treasurers or one of its Assistant Vice Presidents for and in its behalf, as of the day and year first above written.

                                                                                                                                                                            ENTERGY ARKANSAS, INC.

                                                                                                                                                                            By /s/ Steven C. McNeal
                                                                                                                                                                            Steven C. McNeal
                                                                                                                                                                            Vice President and Treasurer

Attest:

/s/ Dawn Abuso
Dawn Abuso
Assistant Secretary

Executed, sealed and delivered by
ENTERGY ARKANSAS, INC.
in the presence of:

/s/Carol Gardsbane
Carol Gardsbane

/s/ Shannon Ryerson
Shannon Ryerson

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By: /s/ Wanda Camacho
Wanda Camacho
Vice President

By: /s/ Richard L. Buckwalter
Richard L. Buckwalter

Vice President

Attest:

/s/ Jennifer Davis
Jennifer Davis
Associate

                                                                                                                        STANLEY BURG,
                                                                                                                        As Co-Trustee

                                                                                                                        /s/ Stanley Burg                                            [L..S.]

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS and STANLEY BURG
in the presence of:

/s/ Janet Robinson
Janet Robinson

/s/ Stacy Coulon
Stacy Coulon

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION,
As Co-Trustee as to property, real or personal, situated or being in Missouri

By: /s/ William Cardozo
William Cardozo
Vice President

Attest:

/s/ Craig A. Kaye
Craig A. Kaye
Assistant Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
in the presence of:

/s/ Geraldine Creswell
Geraldine Creswell

/s/ Jamie Jarvis
Jamie Jarvis

STATE OF LOUISIANA     )
                                             )    SS.:
PARISH OF ORLEANS      )

On this 1st day of June, 2006, before me, Jennifer B. Favalora, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Steven C. McNeal and Dawn Abuso, to me personally well known, who stated that they were the Vice President and Treasurer and Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 1st day of June, 2006, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

On the 1st day of June, 2006, before me appeared Dawn Abuso, to me personally known, who, being by me duly sworn, did say that she is the Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Jennifer B. Favalora
Jennifer B. Favalora
Notary Public (ID# 57639)
Parish of Orleans, State of Louisiana
My Commission is Issued For Life

STATE OF NEW YORK          )
                                                  )     SS.:
COUNTY OF NEW YORK     )

On this 9th day of June, 2006, before me, Annie Jaghatspanyan, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Wanda Camacho, Richard L. Buckwalter and Jennifer Davis, to me personally well known, who stated that they were a Vice President and an Associate, respectively, of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 9th day of June, 2006, before me personally came Wanda Camacho, to me known, who, being by me duly sworn, did depose and say that she resides at 267 Delano Place, Fairview, New Jersey 07022; that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

On the 9th day of June, 2006, before me personally came Richard L. Buckwalter, to me known, who, being by me duly sworn, did depose and say that he resides at 411 12th Street, Brooklyn, NY 11215; that he is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

On the 9th day of June, 2006, before me appeared Jennifer Davis, to me personally known, who, being by me duly sworn, did say that he is an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Notary Public, State of New York
No 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009

STATE OF NEW YORK          )
                                                  )     SS.:
COUNTY OF NEW YORK     )

On this 9th day of June, 2006, before me, Annie Jaghatspanyan, the undersigned, personally appeared, STANLEY BURG, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

On the 9th day of June, 2006, before me personally appeared STANLEY BURG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Notary Public, State of New York
No 01JA6062022
Qualified in New York County
Commission Expires September 23, 2009

STATE OF FLORIDA     )
                                         )     SS.:
CITY OF DUVAL           )

On this 31st day of May, 2006, before me, Lillie C. Mariano, a Notary Public duly commissioned, qualified and acting within and for said county and state, appeared William Cardozo and Craig A. Kaye, to me personally known, who stated that they were a Vice President and Assistant Vice President, respectively, of THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, a National Association, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Company; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.

On the 31st day of May, 2006, before me personally appeared Geraldine Creswell, to me personally known, who, being by me duly sworn, did depose and say that he resided at Jacksonville, Florida; that he is a Assistant Treasurer of THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, one of the companies described in and which executed the above instrument; that he knows the seal of said National Association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of its Board of Directors, and that he signed his name thereto by like authority.

On the 31st day of May, 2006, before me appeared Jamie Jarvis, to me personally known, who, being by me duly sworn, did say that he is a Trust Associate of THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, and that the seal affixed to the foregoing instrument is the seal of said National Association, and that said instrument was signed and sealed in behalf of said National Association by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State the day and year last above written.

/s/ Lillie C. Mariano
Lillie C. Mariano
Notary Public, State of Florida
Qualified in Duval County
Commission Expires 09/29/08